ENROLLMENT APPLICATION                    HOME SAVINGS BANK, SSB
EMPLOYEE MUST COMPLETE SECTIONS A, B, C AND REVERSE SIDE

A.     EMPLOYEE DATA (Please Type or Print Clearly):

1. Social Security Number _________________________________

2. Name_____________________________________________________
                    Last             First         Middle Initial

3. Current Address__________________________________________
                         Street       City      State   Zip Code

4. Birth Date ________-______-19_____   To be completed for
                MM      DD       YY     Home Savings Bank, SSB's
                                        Authorized Representative
5. Check appropriate boxes:
   [   ]   Male    [  ]  Female         Participation Date
   [   ]   Single  [  ]  Married        ________-01, 19__
                                           MM          YY
                                        Service Date
                                        _______-_____, 19__
                                          MM      DD     YY
                                        Annual Gross Salary
                                        $__________
                                         ________% 5% Stock Owner
                                         ________ Officer

B. EMPLOYEE CONTRIBUTIONS: (Please choose one option)

     [   ]  (1)  I elect to contribute the following percentage
                 of my monthly Plan salary and authorize such contributions to be deducted from my salary:

                 % of pre-tax deferrals ________%

                 MUST BE A WHOLE PERCENTAGE AND MAY NOT EXCEED
                 15%.

     [   ]  (2)  I hereby direct that my contribution rate under
                 the Home Savings Bank, SSB Employees' Savings and Profit Sharing Plan be the same as my contribution rate in effect March 1, 1997 under the Financial Institutions Thrift Plan.

C. INVESTMENT INSTRUCTIONS:  (Please choose one option).
   (Note: If no direction is made, all contributions will be invested in the Stable Value Fund.)

     [   ]  (1)  I hereby direct that my Total Thrift Plan
                 Account to be transferred from my Thrift Plan
                 Account to Home Savings Bank, SSB Employees'
                 Savings and Profit Sharing Plan to be invested in whole percentages as follows:

               500 Stock Index Fund              ________%
               Stable Value Fund                 ________%
               MidCap 400 Stock Index Fund       ________%
               Government Money Market Fund      ________%
               Bond Index Fund                   ________%
               NewSouth Bancorp, Inc. Common
                 Stock Fund                      ________%
                                     ____________________________
                                                   100   %

     [   ]  (2)  I hereby direct that all my Investment
                 Instructions under the Home Savings Bank, SSB
                 Employees' Savings and Profit Sharing Plan be the same as my Investment Instructions in effect
                 March 1, 1997 under the Financial Institutions
                 Thrift Plan.

D. NEW INVESTMENT INSTRUCTIONS: (Note: If no direction is made, all contributions will be invested in the GOVERNMENT MONEY MARKET FUND.) * Amounts invested in the Stable Value Fund may not be transferred directly to this Fund. I direct that all future contributions made on my behalf be invested in whole percentages as follows:
               500 Stock Index Fund             ________%
               Stable Value Fund                ________%
               MidCap 400 Stock Index Fund      ________%
               Government Money Market Fund *    ________%
               Bond Index Fund *                 ________%
                                   ____________________________
                                                   100   %
                      (continued on reverse side)
Pentegra Services, Inc. - 108 Corporate Park Drive - White Plains NY 10604 - 914-694-1300 - 800-872-3473 - FAX 914-694-6429
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DESIGNATION OF BENEFICIARY

I hereby request that any benefit under the Home Savings Bank, SSB Employees' Savings & Profit Sharing Plan which becomes payable in the event of my death be paid as set forth in the option(s) completed below. This request supersedes any previous designation of a beneficiary that I may have made.

1. Spouse -
   Primary    TO _________________, _______________, __________
   Beneficiary        Name           Relationship    Social
                                                     Security No.

NOTE FOR MARRIED PARTICIPANTS:  FEDERAL LEGISLATION REQUIRES THAT
YOUR SPOUSE BE NAMED BENEFICIARY FOR YOUR ACCOUNT UNLESS A SIGNED
WAIVER IS PROVIDED BY YOU AND YOUR SPOUSE.  (SEE YOUR PLAN
ADMINISTRATOR FOR DETAILS AND COMPLETE WAIVER SECTION BELOW.)

2.  OTHER      To the following named person(s) as are living at
   PRIMARY       my death:
  BENEFICIARIES ----------------------, -----------, ----%, --------------
                   Name and Address    Relationship        Social Security
                                                                 No.
                    ----------------------, -----------, ----%, --------------
                 Name and Address    Relationship          Social Security
                                                               No.
              If not living at my death, to the following named persons as are living at my death:

3.     CONTINGENT
     BENEFICIARIES
                  ----------------------, -----------, ----%, --------------
                   Name and Address        Relationship      Social Security
                                                                   No.
                  ----------------------, -----------, ----%, --------------
                   Name and Address        Relationship      Social Security
                                                                   No.
                  ----------------------, -----------, ----%, --------------
                   Name and Address        Relationship      Social Security
                                                                   No.


4.  ESTATE OF INSURED   To the executors or administrators of
                        my estate, as named below or in my
                        will in effect at the time of my death.

                     ------------------        -----------------
                              Name                    Address

--------------------------  -----------------------  ----------
Signature of Employee       Signature of Witness       Date

WAIVER TO BE COMPLETED BY SPOUSE IF EMPLOYEE ELECTS OTHER THAN 1
ABOVE

I, the undersigned, am the employee's spouse and agree to the designation of the above-named primary and contingent beneficiary(ies). I understand that any death benefit payable under the Home Savings Bank, SSB Employees' Savings & Profit
Sharing Plan shall be paid in accordance with the above designations.

                                     ---------------------------
                                          Signature of Spouse
State of:    ________________  ss:
County of:   ________________

On this ____ day of _______________, 19__, personally appeared before me the said named __________________________, to me known and known to me to be the person described in and who executed the foregoing instrument, and he (she) acknowledged that he (she) executed the same.

                 (Seal) _______________________ (Notary Public)

STAMP OR SEAL REQUIRED        My commission expires ___________
_________________________________________________________________
HOME SAVINGS BANK, SSB MUST COMPLETE THE FOLLOWING:
I hereby direct PSI to enroll the above member in Home Savings Bank, SSB Employees' Savings & Profit Sharing Plan based on the information contained herein.

_______________________________________________________________
Signature of Home Savings Bank, SSB's Authorized Representative


____________________________________
                Date